
ROCKWELL
MEDICAL
Investor Presentation
May 14, 2024
RMTI
Nasdaq Listed

Forward-Looking Statements and Non-GAAP Measures

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of federal securities laws, including, but not limited to, Rockwell's expectations regarding revenue, profitability, financial position, 2024, 2025 and 2026 guidance, future net sales, reliance on capital investments, ability to grow, industry leadership position, total addressable estimated CAGR, reduction of debt, and continued growth. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "can," "could," "would," "develop," "plan," "potential," "predict," "forecast," "project," "plan," "intend," "positioned to," "guidance," "vision," "strategy," or the negatives of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this presentation. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: the risk that we do not become profitable or achieve net sales, gross profit, gross margin or adjusted EBITDA guidance targets; the risk that we are unable to reduce our reliance on capital markets; the risk that we are unable to achieve our corporate goals and projected milestones, including geographic expansion, commercial partnerships and new product opportunities; the risk that we are not able to become the leading global supplier of all hemodialysis products; the risk that market opportunities are smaller than estimated, including the estimated CAGR; the impact of any further increases in raw material, labor, fuel or other input costs, particularly if we are unable to pass these cost increases along to our customers; the risk that we are unable to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities; expected financial performance, including cash flows, revenue, profitability, growth, margins, funding, liquidity and capital resources; and those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as such description may be amended or updated in any subsequent reports we file with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

This presentation includes certain non-GAAP financial measures. Please see the section entitled "Reconciliation to GAAP Financial measures" in the Appendix for an explanation of management's use of these measures and reconciliations to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

All data as of March 31, 2024 unless otherwise noted.

Rockwell Medical At A Glance

Business Overview

- Healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide.
- Largest supplier of liquid bicarbonate hemodialysis concentrates in the U.S.
- Second largest supplier of acid and dry bicarbonate concentrates in the U.S.
- Vision of becoming the leading global supplier of all hemodialysis concentrates.
- Total Addressable Market ~$450M in 2024, estimated CAGR of ~4-6% through 2028[a].

Financial Metrics

- Achieved record net sales, gross profit and gross margin in 2023.
- Increased 2024 Guidance in Q1'24.
- 2024 Net Sales Guidance = $90M to $94M (↑ 13% to 18% YoY)
- 2024 Gross Profit Guidance = $13M to $15M (↑ 49% to 72% YoY)
- 2024 Gross Margin Guidance = 14% to 16% (↑ 4pp to 6pp YoY)
- Project to be Profitable on an Adjusted EBITDA basis for 2024.

Current Capitalization	
Share Price[b]:	$1.70
Market Cap[c]:	$51.5M
Total Cash, Cash Equivalents, Investments Available for Sale[d]:	$10.2M
Total Debt[e]:	$8.1M

[a] SOURCE: CAGR based on "Rockwell Medical: Concentrates Growth Strategy Report", L.E.K. Consulting LLC (2022). [b] Share price at market close on 5/14/24.
[c] Calculation based on 30,315,684 shares outstanding as of 5/10/24. [d] As of 5/9/24. [e] As of 3/31/24.

Executive Management Team



Mark Strobeck, Ph.D.
President and CEO

Aquilo Partners, Assertio, gsk, SR One, TOPAZ Pharmaceuticals



Jesse Neri
SVP, Finance

Aruvant, Hemavant, Symphony Health, Zyla life sciences



Megan Timmins
EVP, Chief Legal Officer and Secretary

aramark, Assertio, Zyla life sciences



Tim T. Chole
SVP, Sales and Marketing

Baxter, Cochlear, Gambro, Watson Pharmaceuticals



Heather R. Hunter
SVP, Chief Corporate Affairs Officer

W. P. Carey, Safeguard, Venatorx



Corporate Strategy

- Be *the* Global Leader in Hemodialysis Concentrates
- Provide Customers with the Highest Quality and Most Reliable Products and Services
- Achieve $100M+ Annual Net Sales and Sustain Profitability
- Focus on Innovative, Long-Term Growth Opportunities

ROCKWELL MEDICAL

Only Two Major Manufacturers and Suppliers of Concentrates

Hemodialysis is a Necessity for End Stage Renal Disease Patients

- Approximately 475,000 patients in the U.S. require in-center hemodialysis annually[a].
- Each patient receives approximately 3 treatments per week, totaling ~150 in-clinic procedures per patient per year.
- Each patient requires 3.3 gallons of concentrate per treatment.

Rockwell is an Indispensable Player

- One of two manufacturers and suppliers that has scalability and transportation infrastructure to service the more than 12,000 individual purchasing facilities (including outpatient dialysis clinics and hospitals) in the U.S. and select international markets.
- Largest supplier of liquid bicarbonate hemodialysis concentrates in the U.S.
- Second largest supplier of acid and dry bicarbonate concentrates in the U.S.
- Vision to become the leading global supplier of all hemodialysis concentrates.

(a) 2022 United States Renal Data System (USRDS) Annual Data Report. Published by the Chronic Disease Research Group (CDRG) in partnership with the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), National Institutes of Health (NIH), Department of Health and Human Services (HHS). Accessed January 2023. https://www.niddk.nih.gov/about-niddk/strategic-plans-reports/usrds.

U.S. In-Center and Acute Care Hemodialysis Concentrates TAM

~4-6% CAGR driven primarily by increasing number of patients suffering from end-stage kidney disease


$450M
$560M
2024
2028

SOURCE: CAGR based on "Rockwell Medical: Concentrates Growth Strategy Report", L.E.K. Consulting LLC (2022)

Growth Opportunities and Potential Additional Revenue Streams

Key Drivers

Geographic Expansion

Increase market share throughout the U.S. and internationally. Rockwell continues to secure commercial partnerships and seeks additional growth opportunities globally.

Market Consolidation

Several small, regional hemodialysis concentrates manufacturers. Opportunity for consolidation and modernization.

At Home Treatments

At home dialysis and transition care markets have potential to address up to 80% of dialysis TAM. Rockwell believes it is well-positioned to address this expanding market.

Complementary Products

Leverage domain expertise in manufacturing and distribution to expand product portfolio by developing and/or in-licensing products including single-use concentrates and new products.

Financials and Milestones

Continue to Improve Rockwell's Financial Health

Generated Highest Quarterly Revenue and Gross Profit to Date

(In Millions, Except Per Share Amounts)	Three Months Ended March 31	
	2024	2023*
Net Sales	$ 22.7	$ 19.7
Gross Profit	$ 3.1	$ 2.6
Operating Loss	$ (1.3)	$ (1.4)
Net Loss	$ (1.7)	$ (1.8)
Adjusted EBITDA	$ (0.5)	$ (1.0)
Basic and Diluted Net Loss per Share**	$ (0.06)	$ (0.10)
Adjusted EPS***	$ (0.02)	$ (0.05)

** Includes $1.5 million of deferred license revenue related to the termination of the Baxter distribution agreement.*

*** See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed May 14, 2024.*

**** See reconciliation to GAAP financial measures on slide 17 of this presentation and/or in the first quarter 2024 earnings press release issued May 14, 2024.*

2023 was a Transformative Year, Raised 2024 Guidance



Net Sales
($ in millions)
$95
$90
$85
$80
$75
$70
$65
$60
$61.9
$72.8
$83.6
$90 - $94
2021
2022
2023
2024 (E)



Gross Profit (Loss)
($ in millions)
$12
$7
$2
$(3)
$(2.4)
$4.1
$8.7
$13 - $15
2021
2022
2023
2024 (E)



Gross Margin
15%
10%
5%
0%
-5%
-4%
3%
10%
14% – 16%
2021
2022
2023
2024 (E)

(E) = Estimated

ROCKWELL MEDICAL

Projects Profitability on an Adjusted EBITDA Basis for FY'24


($ in millions)
$0.5 - $1.0
$(28.4)
$(13.8)
$(3.9)
2021
2022
2023
2024 (E)

(E) = Estimated

ROCKWELL MEDICAL

Continued Growth Expected in 2025 and Beyond…

Net Sales	Gross Margin
2025+	**2025 → ~20%**
Mid-to-High Single Digital Growth	**2026+ → +25%**

2024 Projected Milestones

- ❑ Achieve profitability for the full-year 2024 on an adjusted EBITDA basis.
- ❑ Continue to optimize our business through improved processes and expanded automated manufacturing capabilities.
- ❑ Enhance our distribution capabilities through the modernization of our infrastructure and technology solutions.
- ❑ Complete additional business development opportunities to support strategic objectives.


HAPPY
25TH
LISTING ANNIVERSARY
ROCKWELL
MEDICAL
RMTI NasdaqListed
Nasdaq

Why Invest in Rockwell Medical?

- Experienced Management Team
- Large and Growing Market Opportunity
- Revenue-Generating Business
- Profitable, Strong Financials
- Attractive Valuation

ROCKWELL MEDICAL


ROCKWELL
MEDICAL
www.rockwellmed.com
IR@rockwellmed.com

Reconciliation to GAAP Financial Measures

Non-GAAP Financial Measures

To supplement the Company's financial results presented on a U.S. generally accepted accounting principles ("GAAP") basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company's management in assessing the Company's performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company's performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

	Three Months Ended March 31	
(In Millions)	2024	2023
Net Loss	$ (1.7)	$ (1.8)
Income taxes	—	—
Interest expense	0.4	0.4
Depreciation and amortization	0.5	0.2
EBITDA	(0.8)	(1.2)
One time severance costs	—	0.0
Stock-based compensation	0.3	0.2
Adjusted EBITDA	$ (0.5)	$ (1.0)